UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2007 (February 7, 2007)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The announcement described in Items 5.02 and 8.01 below includes certain information regarding the results of operations and financial condition of R&G Financial Corporation, San Juan, Puerto Rico (“RGF” or the “Company”) for the fiscal year ended December 31, 2006.

Item 5.02 Election of Directors

In a February 12, 2007 press release, the Company announced the election on February 7, 2007 by its Board of Directors of Mr. Juan Agosto-Alicea as an independent director of the Company and his appointment as Vice-Chairman of the Board of Directors, effective February 15, 2007. It is expected that Mr. Agosto-Alicea will succeed Mr. Víctor J. Galán as Chairman of the Board of Directors of the Company on June 30, 2007.

Item 8.01 Other Events

In the February 12, 2007 press release, the Company announced an update to its schedule for preparing restated consolidated financial statements for the years ended December 31, 2002 through 2004 and its consolidated financial statements for the year ended December 31, 2005 and its Annual Report on Form 10-K for the year ended December 31, 2005 (the “2005 10-K”). The Company continues to express no views as to when 2002, 2003 and 2004 audited restated consolidated financial statements and its 2004 10-K/A will be publicly available but advises that its has experienced some delays in producing these financial statements. Nevertheless, the Company continues to believe it is more likely than not that it will file the 2004 10-K/A in the first quarter of 2007. The Company had previously announced that it expected to complete its work on its 2005 consolidated financial statements, which will be subject to audit, together with its 2005 10-K, in the first quarter of 2007. While the Company continues to work diligently on preparing its restated and 2005 consolidated financial statements, because of the delays the Company has experienced in producing these financial statements and report, the Company believes that the 2005 10-K will be filed after the April 3, 2007 deadline imposed by the New York Stock Exchange (“Exchange”) discussed below. The Company does not believe that in the time remaining the financial statements will be prepared by the Company and audited by its independent public accountants in time for inclusion in a 2005 10-K to meet the April 3, 2007 deadline. The Company is expressing no view as to when audited financial statements and its 2005 10-K will be publicly available.

If the Company fails to file its 2005 10-K in satisfaction of the filing requirements of the Exchange, the Company has previously advised that it expects that its Common Stock will be de-listed by the Exchange. Under the rules of the Exchange, a listed company is required to file its Annual Report on Form 10-K not later than six months after the filing was originally due, but an issuer can request an extension of the time by which the 10-K must be filed. The Company previously disclosed that the Exchange had granted the Company’s request for up to a six month extension, to April 3, 2007, of the time to file its 2005 10-K.

As a consequence of the foregoing delays, the Company believes that the Exchange is likely to notify it of its intention to suspend trading in the Company’s Common Stock and to initiate suspension and delisting procedures. The Company believes that should its Common Stock be de-listed from the Exchange, its common stock may be eligible for quotation on the Pink Sheets, an electronic quotation service for securities traded over-the-counter. If the Company is eligible to be quoted in the Pink Sheets, a market maker must be willing to quote the Company’s Common Stock. Any such market maker would not be obligated to continue in such role and could discontinue market making at any time without notice. As a consequence, no assurance could be given as to the liquidity of the trading market for the Common Stock in the Pink Sheets. Based on conversations with Pink Sheets’ personnel, the Company understands that broker-dealers would be able to submit bid and asked quotations for unsolicited customer orders through such system. If such a delisting of the Company’s Common Stock were to occur, the Company would advise the public by press release as to information related to the date of delisting, the status of Pink Sheets quotation availability and of the trading symbol for its Common Stock. Information about the Pink Sheets can be found at www.pinksheets.com.

Víctor J. Galán, Chairman of the Board of the Company and Rolando Rodríguez, President and Chief Executive Officer of the Company, in a jointly prepared statement, said “R&G Financial continues to conduct its day-to-day business, as reflected in the operations data below. The Company will continue to work diligently to complete the process of restating and getting current with the Company’s financial reporting obligations. Even if the Company is de-listed from the Exchange, we will remain dedicated to providing outstanding service to the customers we serve in Puerto Rico and the United States. If the Company is de-listed from the Exchange, the Company shall strive to get back to the point where the Company is once again listed on the Exchange.”

Estimated Impact of Restatement

Although the Company’s restatement process is ongoing, the Company is at this time providing an updated assessment on the aggregate reduction to stockholders’ equity that will likely be required in connection with the restatement. On November 17, 2006, the Company stated that it expected to reduce stockholders’ equity by an aggregate of between $168 million and $183 million after taxes ($275 million to $300 million before taxes). While the restatement process is not yet complete, the Company currently believes that the aggregate reductions required to its stockholders’ equity as a result of the restatement are now between $185 million and $200 million after taxes ($300 million to $320 million before taxes).

Operations

From an operations standpoint, the Company continues to conduct its day-to-day business.

•

At December 31, 2006 and 2005, consolidated cash and cash equivalents amounted to $438.9 million and $275.2 million, respectively. The increase results from the proceeds received from a bulk sale of residential mortgage loans in December 2006.

•

During the year ended December 31, 2006, the Company’s consolidated deposits grew to $6.4 billion, a $458 million or 7.7% increase over the $6.0 billion of deposits at December 31, 2005. The amount of consolidated deposits includes brokered deposits of $2.1 billion ($635 million due in one year or less) at December 31, 2006 compared to $1.5 billion ($731.6 million due in one year or less) at December 31, 2005.

•

Advances from the Federal Home Loan Bank increased from $1.3 billion at December 31, 2005 to $1.6 billion at December 31, 2006, an increase of $295 million or 23% to fund the Company’s loan production.

•

The Company’s servicing portfolio amounted to $7.6 billion at December 31, 2006, a $1.2 billion or 14% decrease from the $8.8 billion portfolio at December 31, 2005. In December 2006, the Company sold $1.3 billion of U.S. mortgage loans serviced for others to a third party. The Company’s servicing portfolio includes mortgage loans serviced under secured borrowing arrangements but excludes loans in the Company’s portfolio.

•

The Company’s loan production, which includes both originations and purchases of loans, decreased by $2.2 billion or 37% from $6.0 billion for the year ended December 31, 2005 to $3.7 billion for the year ended December 31, 2006. The following table sets forth loan production by loan type:

	2006	2005
	(000)
Residential mortgage	$1,919,169	$2,489,717
Corporate, commercial and construction	1,585,284	3,230,920
Consumer	223,923	240,904

Total	$3,728,377	$5,961,541

The reduction in residential mortgage loan production is primarily attributable to increases in prevailing mortgage interest rates and the softening of the mortgage refinance market in the Puerto Rico and Orlando, Florida markets. The reduction in corporate, commercial and construction loan production is attributable to significant competition by other banks, reduction in housing development and construction in both the Puerto Rico and Orlando markets, overall weakening of the Puerto Rico economy and lack of government investment in development in Puerto Rico.

•	The Company believes that results for 2006 have been adversely impacted by decreases in net interest income due to compression of margins and expenses incurred in connection with the restatement.

The financial information provided above is unaudited and preliminary.

Forward Looking Statements

The information included in this current report on Form 8-K contains certain “forward-looking statements” concerning the Company’s economic future performance. The words or phrases “expect,” “believe,” “anticipate,” “estimate,” “intend,” “look forward,” “should” and similar expressions are meant to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following: the Company’s ability to attract new clients and retain existing clients; risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates; potential adverse effects to the Company’s financial condition, results of operations or prospects as a result of the required adjustments to prior period financial statements; risks associated with the Company’s inability to prepare and timely file financial statements; potential adverse effects if the Company is required to recognize additional impairment charges or other adverse accounting-related developments; potential adverse developments in connection with the ongoing SEC inquiry; potential adverse developments from enforcement actions by bank regulatory agencies; and developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States. The range provided for the impact on stockholders’ equity is an estimate and is subject to change. The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Item 9.01 Exhibits.

99.1	Press Release of February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION
Date: February 12, 2007
	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer